UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Mirati Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Mirati Therapeutics, Inc.
3545 Cray Court
San Diego, California 92121

SUPPLEMENT TO THE PROXY STATEMENT FOR
THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 13, 2023

December 6, 2023

These definitive additional materials (which we refer to as the “Definitive Additional Materials”) amend and supplement the definitive proxy statement, dated November 2, 2023 (which we refer to as the “Definitive Proxy Statement”), initially mailed to stockholders on or about November 7, 2023, as amended, by Mirati Therapeutics, Inc., a Delaware corporation (which we refer to as “Mirati”, “we”, or “our”), for a special meeting of our stockholders (the “Special Meeting”) to be held virtually via live webcast at www.virtualshareholdermeeting.com/MRTX2023SM on December 13, 2023, at 9:00 a.m., Pacific time. The purpose of the Special Meeting is to consider and vote upon, among other things, a proposal to adopt the Agreement and Plan of Merger (which we refer to, as it may be amended from time to time, as the “Merger Agreement”), dated October 8, 2023, by and among Mirati, Bristol-Myers Squibb Company, a Delaware corporation (which we refer to as “Parent”) and Vineyard Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), including the form of contingent value rights agreement to be entered into at or immediately prior to the effective time of the Merger (as defined below) by Parent and a rights agent reasonably acceptable to Mirati. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Mirati (which we refer to as the “Merger”), with Mirati surviving the Merger as a wholly owned subsidiary of Parent.

These Definitive Additional Materials have been filed by Mirati with the United States Securities and Exchange Commission (which we refer to as the “SEC”) on December 6, 2023.

If any stockholders have not already submitted a proxy for use at the Special Meeting, they are urged to do so promptly. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If any stockholders have more questions about the Merger or how to submit their proxies or if any stockholders need additional copies of the proxy statement, this supplement, the proxy card or voting instructions, please contact our Proxy Solicitor:

Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (877) 456-3507
Banks & Brokers May Call Collect: (212) 750-5833

The information contained herein speaks only as of December 6, 2023, unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Mirati believes that no further disclosure is required to supplement the Definitive Proxy Statement under applicable law; however, to avoid the risks and uncertainties inherent in litigation and the risk that lawsuits may delay or otherwise adversely affect the consummation of the proposed Merger and to minimize the expense of defending such actions, Mirati wishes to voluntarily make supplemental disclosures related to the proposed Merger, which are set forth below, in response to certain allegations. Nothing in these supplemental disclosures shall be deemed an admission of liability or the legal necessity or materiality under applicable law of any of the disclosures set forth herein. To the extent that information in these Definitive Additional Materials differs from or conflicts with information contained in the Definitive Proxy Statement, the information in these Definitive Additional Materials shall supersede or supplement the information in the Definitive Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

THE MERGER

Background of the Merger

The disclosure under the section entitled “The Merger — Background of the Merger” is hereby amended and supplemented by adding the following bolded and double underlined language in the last full paragraph on page 36 of the Definitive Proxy Statement:

From June to August 2023, the Board of Directors reviewed a potential equity financing transaction to fund ongoing operations. On August 11, 2023, Mirati closed an underwritten public offering in which it sold 9,669,632 shares of its common stock and, to certain investors, pre-funded warrants to purchase 1,121,736 shares of its common stock. The offering price to the public was $27.80 per share and $27.799 per pre-funded warrant. As disclosed in the Schedule 13D/A filed by Boxer Capital, LLC, MVA Investors, LLC and certain of their affiliates on August 16, 2023, Boxer Capital, LLC purchased 1,201,440 shares of Mirati common stock in such public offering and MVA Investors, LLC purchased 57,533 shares of Mirati common stock in such public offering. For more information about the shares of Mirati common stock beneficially owned by Boxer Capital, LLC, please see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.” Mirati senior management prepared long-term revenue information to assist the Board of Directors in its review and evaluation of this equity financing, which were provided to the Board of Directors during the period from June 2023 through early August 2023. For a description of the financial projections presented during this period, please see the description of the June 2023 Management Revenue Projections in the section entitled “- Certain Financial Projections.”

The disclosure under the section entitled “The Merger — Background of the Merger” is hereby amended and supplemented by adding the following bolded and double underlined language in the last full paragraph on page 37 of the Definitive Proxy Statement:

Also on August 31, 2023, the Board of Directors held a meeting, also attended by management of Mirati, and representatives of Centerview and Skadden. The Board of Directors determined that further review and evaluation of the August 28 Proposal and other strategic alternatives no longer required the use of the New Transaction Committee, as Mr. Davis had resigned from the board of directors of the company developing a drug in a similar class to one of Mirati’s product candidates, and that such review and evaluation could be conducted by the full Board of Directors. Representatives of Centerview updated the Board of Directors that Party B had informed representatives of Centerview that it did not intend to submit a proposal to acquire Mirati. After further discussion of the risk of leaks and market rumors that could be disruptive to interactions with BMS and disruptive to Mirati employees, and discussion of Mirati’s prior outreach during the ongoing partnering process for adagrasib, it was the consensus of the Board of Directors that additional outreach was not in the best interests of Mirati at such time.

The disclosure under the section entitled “The Merger — Background of the Merger” is hereby amended and supplemented by adding the following bolded and double underlined language in the first full paragraph on page 38 of the Definitive Proxy Statement:

On September 5, 2023, the Board of Directors held a meeting, also attended by management of Mirati, and representatives of Centerview and Skadden. Prior to representatives of Centerview joining the meeting, representatives of Skadden reviewed with the Board of Directors the disclosures provided by Centerview with respect to BMS with respect to any potential conflicts of interest that could affect Centerview’s abilities to fulfill its responsibilities as financial advisor to Mirati, including that Centerview did not own any debt, equity, derivatives or convertible instruments in Mirati or BMS and did not have any lending, brokerage or trading operations, and members of management discussed the terms for the proposed engagement of Centerview. During the term of Centerview’s engagement by Mirati, Centerview agreed that it would not be engaged to provide financial advisory services to any other party in connection with a potential acquisition of Mirati. After joining the meeting, representatives of Centerview discussed with the members of the Board of Directors the August 28 Proposal, comparing the August 28 Proposal to current and recent trading prices as well as the offers made by BMS in the past. The Board of Directors reviewed the long-term financial projections prepared by Mirati management as directed by the New Transaction Committee at its August 28 meeting (which were the same as the Management Projections described in the section entitled “- Certain Financial Projections” and provided by Mirati to Centerview in connection with rendering its fairness opinion and performing related financial analyses), together with sensitivities based on a range of potential scenarios, reflecting different assumptions around key risks and opportunities facing Mirati. The Board of Directors discussed risks and opportunities for Mirati’s products and programs. The Board of Directors also discussed timing considerations for Mirati in engaging with BMS, such as the potential for positive data from competitors, Mirati’s upcoming results for the third quarter and Mirati’s ongoing global partnering discussions related to KRAZATI. During the meeting, the Board of Directors reviewed and discussed materials previously prepared for the Board of Directors by representatives of Centerview which reflected an illustrative estimate of potential synergies that may be obtained by BMS in connection with any acquisition of Mirati that had been estimated by Centerview without use of, or reference to, non-public information regarding BMS and which reflected the application of certain qualitative judgments of the Centerview representatives following discussions with members of Mirati’s senior management and reflecting their experience and professional judgment. The members of the Board of Directors also discussed with representatives of Centerview strategies for a response to BMS that would maximize the value that BMS would be willing to offer for Mirati. Following discussion, the Board of Directors instructed management of Mirati to convey to BMS that Mirati would be willing to engage with BMS if BMS improved its offer to $82.00 per share.

The disclosure under the section entitled “The Merger — Background of the Merger” is hereby amended and supplemented by adding the following bolded and double underlined language in the last full paragraph on page 41 of the Definitive Proxy Statement:

On October 7, 2023, the Board of Directors held a meeting, also attended by management of Mirati, and representatives of Centerview and Skadden. The members of the Board of Directors, Mirati management and representatives of Centerview discussed the developments in the negotiation with BMS subsequent to the meeting of the Board of Directors on September 28, 2023 as discussed in the preceding paragraphs covering such period after September 28, 2023, including the September 29 Counterproposal, subsequent discussions as to alternative CVR structures with BMS and the October 6 Proposal, as well as BMS’s desire to announce a transaction by October 8, 2023. Representatives of Centerview discussed with the Board of Directors the financial analyses conducted by Centerview, including the assumptions made, procedures followed, matters considered and qualifications and limitations. For a detailed discussion of Centerview’s financial analyses presented at this meeting, including the assumptions made, procedures followed, matters considered and qualifications and limitations, please see the section of this proxy statement captioned “- Opinion of Mirati’s Financial Advisor - Centerview Partners LLC.” Representatives of Skadden then discussed with the Board of Directors the material terms of the proposed merger agreement and CVR agreement and the voting agreement between BMS and certain affiliates of Boxer Capital, which discussion included summarizing the matters disclosed in the sections of this proxy statement captioned “The Merger Agreement,” “Form of Contingent Value Rights Agreement” and “Voting Agreement.” Representatives of Skadden then discussed with the Board of Directors the treatment of equity awards (for a summary of the treatment of equity awards, please see the section of this proxy statement titled “The Merger Agreement - Merger Consideration - Outstanding Equity Awards”) and the compensation arrangements proposed to be agreed between Mirati and BMS (for a summary of these matters affecting executive officers, please see the section of this proxy statement titled “- Interests of Mirati’s Directors and Executive Officers in the Merger”). After further discussion of BMS’s October 6 Proposal, including discussion of the risks and opportunities for Mirati discussed at previous meetings, the Board of Directors directed Mirati management and Mirati’s advisors to continue to negotiate and finalize the terms of the merger agreement and related documentation with BMS on the basis of the October 6 Proposal and to seek to announce a transaction by October 8, 2023.

Certain Financial Projections

The disclosure under the section entitled “The Merger — Certain Financial Projections” is hereby amended and supplemented by adding the following new rows and bolded and double underlined language in the tables on page 57 of the Definitive Proxy Statement:

	Fiscal year ended December 31,
	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
Total Net Revenue	$59	$274	$334	$376	$532	$511	$663	$1,009	$1,528	$2,033	$2,416
Memo: Total Net Revenue Excluding One-Time Items(1)	$59	$164	$289	$362	$388	$431	$583	$1,002	$1,523	$2,014	$2,408
Memo: Total Net Revenue (Non-Risk Adjusted)	$59	$274	$418	$415	$646	$683	$1,215	$2,570	$4,461	$6,034	$7,004
Gross Profit	$51	$252	$297	$319	$483	$463	$602	$903	$1,361	$1,798	$2,115
Total R&D Expense	$(467)	$(422)	$(421)	$(352)	$(293)	$(253)	$(209)	$(145)	$(102)	$(115)	$(105)
Total S&M Expense	$(153)	$(101)	$(102)	$(112)	$(135)	$(167)	$(150)	$(108)	$(114)	$(119)	$(123)
Total G&A Expense	$(102)	$(66)	$(67)	$(69)	$(70)	$(72)	$(74)	$(76)	$(78)	$(80)	$(82)
EBIT	$(670)	$(336)	$(293)	$(215)	$(15)	$(29)	$169	$574	$1,067	$1,485	$1,805

	Fiscal year ended December 31,
	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044
Total Net Revenue	$2,714	$2,787	$2,887	$1,871	$1,276	$1,217	$1,279	$861	$663	$674	$552
Memo: Total Net Revenue Excluding One-Time Items(1)	$2,691	$2.787	$2,887	$1,871	$1,276	$1,217	$1,279	$861	$663	$674	$552
Memo: Total Net Revenue (Non-Risk Adjusted)	$8,215	$8,860	$9,671	$8,202	$7,384	$7,741	$8,499	$7,768	$6,932	$7,356	$6,687
Gross Profit	$2,381	$2,434	$2,514	$1,691	$1,183	$1,115	$1,178	$786	$623	$637	$524
Total R&D Expense	$(106)	$(95)	$(84)	$(76)	$(81)	$(67)	$(66)	$(71)	$(56)	$(56)	$(65)
Total S&M Expense	$(128)	$(127)	$(133)	$(120)	$(74)	$(67)	$(71)	$(53)	$(46)	$(49)	$(44)
Total G&A Expense	$(84)	$(87)	$(89)	$(65)	$(63)	$(61)	$(59)	$(44)	$(39)	$(33)	$(31)
EBIT	$2,062	$2,125	$2,208	$1,430	$966	$921	$983	$618	$482	$499	$384

WHERE YOU CAN FIND MORE INFORMATION

In connection with the proposed transaction between Mirati and Parent, Mirati has filed with the SEC and sent to our stockholders a Definitive Proxy Statement. The Definitive Proxy Statement was filed on November 2, 2023 and was first mailed on or about November 7, 2023. Mirati may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Definitive Proxy Statement or any other document which Mirati may file with the SEC. MIRATI’S SECURITY HOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC OR IS INCORPORATED BY REFERENCE THEREIN, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PARTIES TO THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Definitive Proxy Statement and other documents that are filed or will be filed with the SEC by Mirati through the website maintained by the SEC at www.sec.gov. If you would like to request documents from Mirati, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website at ir.mirati.com. The information included on our website is not incorporated by reference into these Definitive Additional Materials.

You may also obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Mirati Therapeutics, Inc.
Attn: Secretary
3545 Cray Court
San Diego, California 92121
(858) 332-3410

FORWARD-LOOKING STATEMENTS

All statements in these Definitive Additional Materials and any document referred to or incorporated by reference in these Definitive Additional Materials, other than statements of historical fact, are statements that could be deemed “forward-looking statements”, regarding, among other things, the Merger, potential contingent consideration, and the development and commercialization of certain biological compounds, including the therapeutic and commercial potential of KRAZATI® (adagrasib), sitravatinib (TAM receptor inhibitor), MRTX1719 (MTA-cooperative PRMT5 inhibitor), MRTX0902 (SOS1 inhibitor), MRTX1133 (selective KRASG12D inhibitor), and Mirati’s other technologies and products in development. These statements may be identified by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Actual results may differ materially from current expectations because of numerous risks and uncertainties including with respect to (i) the approval of Mirati’s stockholders of the proposal to adopt the Merger Agreement and the other proposals to be presented at the Special Meeting, which may be delayed or may not be obtained, (ii) whether the contingent consideration under the CVR will become payable, (iii) the risk that the expected benefits or synergies of the acquisition will not be realized, (iv) the risk that legal proceedings may be instituted related to the Merger Agreement, (v) any competing offers or acquisition proposals for Mirati, (vi) the possibility that various conditions to the consummation of the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the acquisition and (vii) unanticipated difficulties or expenditures relating to the proposed acquisition, the response of business partners and competitors to the announcement of the proposed Merger and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed Merger. In addition, the compounds described in any document referred to or incorporated by reference in these Definitive Additional Materials are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these compounds will be commercially successful. Forward-looking statements in these Definitive Additional Materials should be evaluated together with the many uncertainties that affect BMS’s business, particularly those identified in the cautionary factors discussion in BMS’ Annual Report on Form 10-K for the year ended December 31, 2022, and Mirati’s business, particularly those identified in the cautionary factors discussion in Mirati’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as other documents that may be filed by BMS or Mirati from time to time with the SEC. Neither BMS nor Mirati undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in these Definitive Additional Materials relate only to events as of the date on which the statements are made.